Exhibit 10.3

NOTICE OF RESTRICTED STOCK UNIT GRANT

(Non-Employee Director Restricted Stock Unit Award)

To carry out the purposes of the Lexicon Pharmaceuticals, Inc. 2017 Non-Employee Directors’ Equity Incentive Plan (the “Plan”), by providing ___________ (“Director”) the right to receive shares of Common Stock, par value $0.001 per share (the “Stock”) of LEXICON PHARMACEUTICALS, INC. (the “Company”) in accordance with the Plan, the Company hereby provides notice to Director as follows:

1.    Grant of Restricted Stock Unit Award. Effective as of ___________ (the “Grant Date”), the Company has granted Director a Restricted Stock Unit Award (as defined in the Plan) consisting of the right to receive an aggregate of __________ shares of Stock (the “Shares”), on the terms and conditions set forth in this Notice and in the Plan.

1.    Vesting. Subject to the terms and conditions set forth in this Notice and the Plan, the Restricted Stock Unit Award shall vest with respect to the total number of Shares on the first anniversary of the Grant Date; provided, that such vesting schedule may be accelerated upon a change in control of the Company pursuant to the provisions of the Plan.

2.    Forfeiture upon Termination of Service. Simultaneously with the termination of Director’s Continuous Service (as defined in the Plan) prior to the vesting of Director’s rights to receive the Shares in accordance with Section 2 of this Notice, Director shall automatically forfeit all rights to receive the Shares, unless and except to the extent otherwise determined by the Board (as defined in the Plan).

3.    Issuance of Shares upon Vesting. Subject to the other provisions of this Notice, upon vesting of the Shares in accordance with Section 2 of this Notice, the Company shall provide Director with prompt notice of such vesting event and issue the Shares to Director for no additional consideration.

4.    No Rights of Ownership in Shares Before Issuance. No person shall be entitled to the rights and privileges of stock ownership with respect to any of the Shares issuable upon vesting of the Restricted Stock Unit Award until such Shares have been issued in accordance with the terms of this Notice and the Plan.

5.    Non-Transferability. Director’s rights under the Restricted Stock Unit Award may not be transferred by Director otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

6.    Withholding of Tax. Director shall be liable for any and all federal, state or local taxes, including withholding taxes, arising out of the grant or vesting of Shares hereunder. To the extent that the Company is required under applicable federal or state income tax laws to withhold any amount on account of any present or future tax imposed as a result of the grant or vesting of the Shares hereunder, Director shall pay the Company, at the time of such grant or vesting of Shares, funds in an amount sufficient to permit the Company to satisfy such withholding obligations in full. If Director fails to pay such amount, the Company shall be authorized (i) to withhold from any cash remuneration then or thereafter payable to Director any tax required to be withheld or (ii) to refuse to issue or transfer any Shares otherwise required to be issued pursuant to the terms of this Notice.

7.    2017 Non-Employee Directors’ Equity Incentive Plan. The Plan, a copy of which is available for inspection by Director at the Company’s principal executive office during business hours, is incorporated by reference in this Notice. This Notice is subject to, and the Company and Director agree to be bound by, all of the terms and conditions of the Plan. In the event of a conflict between this Notice and the Plan, the terms of the Plan shall control. Subject to the terms of the Plan, the administrator of the Plan shall have authority to construe the terms of this Notice, and the determinations of the administrator of the Plan shall be final and binding on Director and the Company. This Notice shall constitute a Stock Award Agreement (as defined in the Plan) evidencing the terms and conditions of the Restricted Stock Unit Award for all purposes under the Plan.

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